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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-04947, 333-46357, 333-50509, and 333-62599)
and Form S-8 (File Nos. 333-32579 and 333-66041) of FelCor Lodging Trust Incorporated of our report dated February 1, 2000, except as to the information in Note 19, for which the date is September 15, 2000 relating to the financial statements of FelCor Lodging Trust Incorporated, which appears in the Current Report on Form 8-K of FelCor Lodging Trust Incorporated dated October 4, 2000.



PricewaterhouseCoopers LLP

Dallas, Texas
October 4, 2000